Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-284347) and Form S-3 (No. 333-293202) of Flowco Holdings Inc. of our report dated February 26, 2026 relating to the financial statements of Flowco Holdings Inc., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 26, 2026